SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: June 15, 2006
Date of Earliest Event Reported: June 12, 2006

NATURAL GAS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-27862	41-1781991
(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner, Suite 1340, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 1.02 Termination of a Material Definitve Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 9.01 Financial Statements and Exhibits

Signatures

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously reported in a Current Report on Form 8-K filed by Natural Gas Systems, Inc. ("NGS" or the "Company") with the SEC on March 8, 2006, the Company entered a subordinated loan agreement with Laird Q. Cagan, the Chairman of the Board of Directors of the Company, whereby Mr. Cagan loaned the Company $250,000 (the "Subordinated Note"). The Subordinated Note had a one year term and accrued interest at 10%, payable at maturity. On June 13, 2006, the Company voluntarily prepaid all amounts due under the Loan Agreement totaling $257,058, representing the then-outstanding principal balance and all accrued and unpaid interest.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported in a Current Report on Form 8-K filed by the Company with the SEC on May 11, 2006, NGS, through our wholly-owned subsidiary NGS Sub Corp, entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Denbury Onshore, LLC., a subsidiary of Denbury Resources, Inc. (NYSE symbol: DNR, hereinafter referred to as “Denbury”) on May 8, 2006 to conduct an enhanced oil recovery project in the Company’s Delhi Holt Bryant Unit within the Delhi Field in northeast Louisiana (the “Delhi Unit”). On June 12, 2006, NGS received $50 million and delivered to Denbury an initial 100% working interest and 80% net revenue interest in the Delhi Unit, and a 75% working interest and an 80% net revenue interest (proportionately reduced to 60%) in certain other depths in the Delhi Field. NGS retained a separate 4.8% royalty interest in the Delhi Field (including the Delhi Unit) and a 25% working interest in certain other depths of the Delhi Field (excluding the Delhi Unit, except as described below). Under the terms of the Sale Agreement, Denbury has agreed to contribute all development capital, technical expertise and required amounts of proven reserves of carbon dioxide that will be injected into the Delhi Unit oil reservoirs. After the project generates $200 million of net cash flows before capital expenditures for Denbury, NGS will regain a 25% working interest (20% net revenue interest) in the Delhi Unit.

For tax purposes, the parties to the Sale Agreement made certain non-material changes and bifurcated the original Sale Agreement into two (2) separate agreements in order to assist in the consummation of a like-kind exchange. The final closing documents for the revised Sale Agreement are attached hereto as the Purchase and Sale Agreement I, the Purchase and Sale Agreement II, the Unit Operating Agreement, and the Conveyance, Assignment and Bill of Sale Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively. The foregoing descriptions are qualified by reference to Exhibit 10.1, 10.2 10.3 and 10.4 to this Current Report on Form 8-K, which Exhibits are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Purchase and Sale Agreement I, by and between NGS Sub Corp. and Denbury Onshore, LLC, dated May 8, 2006.
10.2	Purchase and Sale Agreement II, by and between NGS Sub Corp. and Denbury Onshore, LLC, dated May 8, 2006.
10.3	Unit Operating Agreement, by and between NGS Sub Corp. and Denbury Onshore, LLC, dated May 8, 2006.
10.4	Conveyance, Assignment and Bill of Sale Agreement, by and between NGS Sub Corp. and Denbury Onshore, LLC, dated May 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SYSTEMS, INC.

Date: June 14, 2006	By:	/s/ Robert Herlin
Robert Herlin, Chief Executive Officer